UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2013

ULTA SALON, COSMETICS & FRAGRANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33764	36-3685240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Remington Blvd., Suite 120

Bolingbrook, Illinois 60440

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 410-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 12, 2013, Ulta Salon, Cosmetics & Fragrance, Inc. (the “Company”) announced the permanent appointment of Scott M. Settersten as Chief Financial Officer and Assistant Secretary of the Company, effective immediately. As disclosed in Item 5.02 of the Current Report on Form 8-K filed on October 18, 2012, Mr. Settersten was previously appointed Acting Chief Financial Officer and Assistant Secretary of the Company. In connection with such permanent appointment, Mr. Settersten’s compensation was adjusted as follows:

•	His annual base salary has increased to $400,000, subject to future adjustments.

•	His target annual incentive was increased to 50% of his base salary.

A copy of the press release is filed as Exhibit 99.1 to this report. Mr. Settersten, age 52, joined the Company in January 2005 as a Director of Financial Reporting and has served as Vice President of Accounting since 2010. In his role as Vice President of Accounting, Mr. Settersten was responsible for accounting, tax, external reporting and investor relations and worked closely with the Company’s Audit Committee and Board of Directors. Prior to joining the Company, Mr. Settersten spent 15 years with PricewaterhouseCoopers LLP as a certified public accountant serving in various senior manager roles in the assurance and risk management practices. Mr. Settersten earned a Master of Science in Accountancy degree from DePaul University in Chicago and an undergraduate degree from the University of Wisconsin-Stout. Mr. Settersten does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

(e) On March 12, 2013, the Company’s Board of Directors approved entering into a retention and severance agreement with each of Scott M. Settersten and Robert S. Guttman, the Company’s Senior Vice President, General Counsel and Secretary, which provides for the following:

•

a grant of restricted stock units with a value equal to his base salary, which shall cliff vest on March 12, 2016, provided that he remains employed with the Company on such date (the “Retention Grant”); and

•

severance equal to 18 months base salary, full vesting of his Retention Grant, and continued health benefits if his employment is terminated without cause or he terminates for good reason prior to the earlier of March 12, 2015 or the 18 month anniversary of the start date of a permanent Chief Executive Officer of the Company.

All equity grants will be made on the third business day following the release of the Company’s 2012 fiscal year fourth quarter earnings results.

The foregoing description of the retention and severance agreement is qualified in its entirety by reference to its terms, a form of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Retention and Severance Agreement
99.1	Press release issued by Ulta Salon, Cosmetics & Fragrance, Inc. on March 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA SALON, COSMETICS & FRAGRANCE, INC.

Date: March 12, 2013	By:	/s/ Robert S. Guttman
Robert S. Guttman
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Retention and Severance Agreement
99.1	Press release issued by Ulta Salon, Cosmetics & Fragrance, Inc. on March 12, 2013